EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is  made as of May 16, 2002
by  and  between  American  Inflatables,  Inc.,  a  Delaware  corporation   (the
"Company"), and Gregg R. Mulholland ("Employee"):

                              W I T N E S S E T H:

         WHEREAS, Employee owns 34.9% of the issued and outstanding stock of the Company and Employee wishes to induce William R. Fairbanks, Red Oak Limited Partnership, a South Carolina limited partnership, and Douglas A. Brown (each an "ASDG Shareholder"), who are the sole shareholders of American Sports Development Group, Inc., f/k/a National Paintball Supply, Inc. ("ASDG"), to enter into and consummate the transactions described in the Share Exchange Agreement dated May 16, 2002 (the "Share Exchange Agreement"), between the Company and the ASDG Shareholders;

         WHEREAS, the ASDG Shareholders are unwilling to enter into and perform the Share Exchange Agreement unless Employee enters this Agreement with the Company in replacement of all other employment agreements and the like between Employee and the Company.

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

         1. EMPLOYMENT. Company hereby agrees to employ Employee, and Employee hereby accepts such employment upon the terms and conditions set forth in this Agreement. Employee shall report to the Chief Executive Officer of the Company (the "CEO") or such other person as the CEO shall designate from time to time and shall have such offices and titles and perform such duties as the CEO or his designee may reasonably require. Changes in or additions to Employee's duties under this Agreement shall not result in additional compensation unless expressly agreed to by the board of directors of the Company or its designee.

         2. TERM. The initial term of this Agreement shall be for three (3) years, beginning on May 16, 2002 and terminating on May 16, 2005. This Agreement may be terminated in accordance with the provisions of this Agreement but, if not terminated earlier, shall continue following the initial term month-to-month until terminated pursuant to the terms of this Agreement.

         3. COMPENSATION. While employed by Company under this Agreement Employee shall receive an annual base salary of One Hundred Forty Four Thousand Dollars ($144,000), payable in bi-weekly installments. In addition to his base salary, during his employment, Employee shall receive a bonus of up to $350,000 per year as follows: for each calendar quarter during which (a) gross sales of the inflatables division of the Company for such quarter equal or exceed $500,000 and (b) the gross margin (defined as sales price less cost of good sold) on the gross sales of the inflatables division of the Company exceeds 32.5%, Employee shall receive an amount equal to 2.5% of the total gross sales

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

in excess of $500,000 of the inflatables division of the Company for that quarter, but, notwithstanding the foregoing, no further bonus shall be due for any year after Employee has already received $350,000 in bonus payments with respect to that year. Bonus payments shall be made within 30 days of the end of each quarter.

         4. FRINGE BENEFITS AND EXPENSE REIMBURSEMENT. While employed by Company under this Agreement, the Employee shall receive from time to time the same health and other benefits on the same basis that Company generally makes available to all of its employees as a whole from time to time. Employee shall be reimbursed for expenses pursuant to the expense reimbursement policy approved by the board of directors of the Company from time to time. In addition to the foregoing, the Company will reimburse Employee for an aggregate of up to $1,000 per month of Employee's expenses reasonably incurred in furtherance of the business of the Company, provided Employee has provided the Company with written receipts for such expenses. Employee may allocate such $1,000 amongst qualified expenses in his discretion.

         5. GENERAL POLICIES. Employee agrees to comply with and accepts all policies and requirements of the Company that are generally applicable to Company's employees as they are in effect from time to time.

         6. TERMINATION OF THIS AGREEMENT. This agreement may be terminated prior to the end of the initial term only for Cause as defined below. Thereafter, either party may terminate this agreement immediately for Cause at any time or after giving the other party ten days advance written notice of termination.

              a. When termination is sought by the Company the term "Cause" shall mean any of the following:

         i. commission by Employee of a felony or other crime involving moral turpitude or any other act which has a material adverse effect on the Company's reputation, or commission by Employee of any other act which is a breach of his fiduciary duty of loyalty to Company;
         ii. the continued willful and material failure by Employee to perform any one or more of the duties or obligations reasonably required of him under this Agreement after the Company has given Employee three written notices of this requirement within any six month period;
         iii. Employee's willful making in the course of his employment of any misrepresentation or false statement whether written or oral to the Company or to others;
         iv. any breach by Employee of any of the provisions of this Agreement or the Mulholland Guaranty, the Joint Escrow Agreement or the Shareholder Agreement (each as defined in the Share Exchange Agreement) which has not been remedied by Employee within ten days after the Company or the ASDG Shareholders, as applicable, gives Employee written notice of the breach;
         v.       the death of Employee; and

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

         vi. Employee's inability by reason of disability to perform substantially his duties under this Agreement for a period of three (3) consecutive months.

                  b. When termination is sought by the Employee "Cause" shall mean any breach by Company of any of the provisions of this Agreement which has not been remedied by Company within ten days after Employee gives Company written notice of the breach.

         7.  ACTIVITIES DURING EMPLOYMENT.

                 a. Employee  agrees that while he is employed in  any  capacity by Company, (i) except to the extent that the Company has specifically granted written consent to other activities, Employee will devote his full time, attention and energy to the business of the Company and will use his best efforts, skills and abilities to promote the Company's business and interests and will not engage, other than as directed by the Company in the course of his employment, in selling, manufacturing, distributing, or otherwise producing or marketing inflatable products or paintball gaming products in the United States (the "Business"); (ii) Employee will not engage in any activity which is detrimental to the interests of Company, or which interferes with the performance of his duties hereunder; and (iii) Employee will not have any financial interest in any business (other than an interest in the ASDG) which is engaged in the Business. For purposes of Sections 7, 8, 9 and 10 of this Agreement, "Company" includes both the Company and ASDG.

                 b. Employee agrees that all information and any and all other programs and other materials prepared by Employee during the course of Employee's employment by Company, whether or not such information, programs, or other materials are prepared on or off the premises of Company, shall belong exclusively to the Company and shall be deemed to be works made for hire. To the extent that any such information, programs, or other materials may not, by operation of law, be works made for hire, Employee hereby assigns to Company the ownership of all rights, titles and interests in such information, programs, and other materials, including, but not limited to, copyrights and patent rights, and Company shall have the right to obtain and hold in its own name copyrights, patents or other protection which may be available or become available in such information, programs, and other materials. Employee agrees to give Company, it designees or assignees, all assistance reasonably required to perfect such rights, titles and interests.

                  c. Employee agrees and warrants that all work done by Employee for Company shall in no manner infringe upon the rights of others, including, but not limited to, the rights, if any, of Employee's previous employers. In the event that Employee believes that a third party's rights may be infringed upon by any work he performs for Company, Employee shall report such potential infringement promptly to Company.

         8.  COVENANT TO PROTECT CONFIDENTIAL INFORMATION AND TRADE SECRETS.

                  a. Both during and after the term of this Agreement the Employee agrees to maintain the confidentiality of all trade secrets and confidential information of the Company in accord with the confidentiality

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

policies and practices of the Company. Employee agrees that he will not without the express written consent of the Company use or disclose confidential information of the Company in any way except on a confidential basis in pursuit of the business objectives of the Company. The following information shall not be considered confidential information of the Company: (i) information that has become generally known outside of the Company through no fault of Employee, (ii) information that Employee learns on a non-confidential basis from a third party entitled to disclose it, (iii) information that Employee can demonstrate was developed by Employee prior to his becoming employed by Company or known to Employee prior to his employment and (iv) information that Employee can show was independently developed by Employee following his employment without use of any confidential information of Company.

                 b. Employee acknowledges and agrees that (i) by virtue of employment with the Company, Employee shall have access to confidential information and trade secrets of the Company, (ii) because of such access, the Company would be exposed to significant injury in the event that Employee were to work in competition with the Company following the termination of employment with the Company, (iii) that it may be impossible for the Company to detect or remedy the harm that would result from Employee's knowledge of its confidential information and trade secrets while working in competition with the Company, and
(iv) that the Company's business is truly nationwide and that a nationwide covenant is essential to protect the Company's legitimate interests.

                 c. To prevent improper disclosure and use of confidential information, Employee agrees that for a period of one (1) year after termination of his employment, unless he can prove that such action was done without the use in any way of confidential information, he shall not:

          i. directly or indirectly engage in the Business within the continental United States (excluding Alaska).
         ii. influence or attempt to influence customers of the Company to divert their business from the Company or otherwise divert or attempt to divert from the Company, the business of customers of the Company if such customers purchased from the Company or were actively solicited by the Company during the last 12 months or shorter period of his employment with the Company; or
        iii. solicit any person who was employed by the Company during the last six months of his employment with the Company to leave their employment with the Company.

         9.  NON-COMPETITION FOLLOWING TERMINATION OF EMPLOYMENT.

                  a. Employee acknowledges that he is granting this covenant in return for the Company's agreement to enter into the Sales Agreement and consummate the transactions contemplated by the Share Exchange Agreement.
Employee  also   acknowledges  that  the  Company  makes  sales  throughout  the

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

continental United States. Following the termination of his employment with the Company, the Employee shall not for one year ( as long as the Company continues to engage in the Business on a nationwide basis):

         i. engage in the Business within the continental United States (except for Alaska);
         ii. influence or attempt to influence customers of the Company to divert their business from the Company or otherwise divert or attempt to divert from the Company, the business of customers of the Company if such customers purchased from the Company or were actively solicited by the Company during the last 12 months or shorter period of his employment with the Company; or
         iii. solicit any person was employed by the Company during the last six months of his employment with the Company to leave their employment with the Company.

                  b. Reasonableness of Restrictions. Employee has carefully read and considered the provisions of Section 9 of this Agreement, and, having done so, agrees that the restrictions set forth in that section, including, but not limited to, the time period of restriction and scope of the restriction are fair and reasonable and are reasonably required for the protection of the interests of Company and its, officers, directors, shareholders, and other employees. In the event that, notwithstanding the foregoing, any of the provisions of Section 9 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section 9 relating to the time period and/or the areas of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become, and thereafter be, the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

         10. REMEDIES FOR BREACH OF EMPLOYEE'S COVENANTS AGAINST COMPETITION AND OF NON-DISCLOSURE. In the event of a breach or threatened breach of any of the covenants in Sections 7, 8 and 9, Company shall have the right to seek monetary damages for any past breach and equitable relief, including specific performance by means of an injunction against Employee or against Employee's partners, agents, representatives, servants, employers, employees, family members and/or any and all persons acting directly or indirectly by or with him, to prevent or restrain any further breach.

         11. SURRENDER OF BOOKS AND RECORDS. Employee agrees that all files, documents, records, customer lists, vendor and supplier records, books, products, calculations, drawings, descriptions, designs and other materials which come into Employee's use or possession during the term of this Agreement shall at all times remain the property of Company, and that upon the termination of this Agreement for any reason, Employee shall immediately surrender to Company all such materials.

         12. ATTORNEYS' FEES. Should it become necessary for Company, on the one hand, or Employee, on the other hand, to institute legal proceedings as a result of the breach of any terms or covenants contained in this Agreement, the

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

prevailing party in such litigation shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees plus court costs in addition to any and all relief otherwise available to the prevailing party, either at law or in equity.

         13.  ARBITRATION.

                  a. Arbitrable Claims. To the fullest extent permitted by law, all disputes between Employee (and his attorneys, successors, and assigns) and Company (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) of any kind whatsoever, including, without limitation, all disputes relating in any manner to the employment or termination of Employee, and all disputes arising under this Agreement, ("Arbitrable Claims") shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Company and Employee) shall be considered third-party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability.

                  b. Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief pursuant to section 1281.8 of the California Code of Civil Procedure. All arbitration hearings under this Agreement shall be conducted by a panel of three arbitrators (unless the amount in dispute is less than $25,000 in which case there shall be only one arbitrator) in Greenville, South Carolina. In the event that the arbitrator(s) determine that requiring that the arbitration occur in Greenville, S.C. deprives either party of a fair opportunity to present their claim or defense in the arbitration proceeding, the arbitrator(s) may designate an alternate site for the arbitration proceedings that in their judgment will permit all parties a fair opportunity to present their claims and defenses. The interpretation and enforcement of this agreement to arbitrate shall be governed by the California Arbitration Act. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.


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

                  c. Arbitrator Authority. The arbitrator shall have only such authority to award equitable relief, damages, costs, and fees as a court would have for the particular claim(s) asserted. The fees of the arbitrator shall be split between both parties equally. If the allocation of responsibility for payment of the arbitrator's fees would render the obligation to arbitrate unenforceable, the parties authorize the arbitrator to modify the allocation as necessary to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

                  d. Continuing Obligations. The rights and obligations of Employee and Employer set forth in this Section on Arbitration shall survive the termination of Employee's employment and the expiration of this Agreement.

         14. SEVERABILITY. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction or by arbitration under this Agreement, shall not effect the remaining portions of this Agreement, or any part thereof; and in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         15. WAIVER OF BREACH. The waiver by either party of any breach of any provision of this Agreement shall not be effective unless in writing signed by the waiving party and then shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

         16.   ENTIRE   AGREEMENT.   This   Agreement   sets  forth  the  entire
understanding between the parties relating to the subject matter herein and supersedes all previous understandings or agreements, written or oral, between Employee and the Company. Without limiting the foregoing, any and all other employment agreements and the like between Employee and the Company (including without limitation that certain undated Employment Agreement by and between the Company and Employee consisting of two pages, indicating on its face that its term shall begin on December 20, 1998 and terminate on January 20, 2005 and being signed on behalf of the Company by Employee) are hereby terminated, without penalty to and without fault of either party, and replaced by this Agreement. This Agreement may be modified only by an agreement in writing, signed by all parties hereto, expressly purporting to modify this Agreement.

         17. HEADINGS; INTERPRETATION. The headings in this Agreement are inserted only as a matter of convenience and for reference and in no way define, affect, limit, or describe the scope or intent of this agreement. The language

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

used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.

         18.  NOTICES.  All   notices  and   other  communications  required  or
permitted  under this Agreement to be in writing shall be given:

                           If to Company, to:
                           -----------------
                           American Inflatables, Inc.
                           C/o American Sports Development Group, Inc.
                           155 Verdin Road
                           Greenville, SC 29607
                           Attention:  President
                           Fax No: (864) 458-7611

                           With a copy to:
                           --------------
                           Henry L. Parr, Jr.  Esq.
                           Wyche, Burgess, Freeman & Parham, P.A.
                           P.O. Box 728
                           44 E. Camperdown Way (29601)
                           Greenville, SC 29602-0728
                           Fax No.: (864)-235-8900

                           If to Employee, to:
                           ------------------
                           Gregg R. Mulholland
                           947 Newhall Street
                           Costa Mesa, CA 92627
                           Fax No:  (949) 515-9765

or to such other person or to such other address or facsimile number as the party to whom notice is to be given may have furnished the other party by written notice. Any such communication shall be deemed to have been given when actually delivered to the address specified in this section, provided that any notice given by facsimile is promptly confirmed by mail.

         19. SUCCESSORS, HEIRS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         20. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Rebuttable proof of execution of this Agreement by any party may be made by presentation of a copy of this Agreement bearing a facsimile or photostatic copy of the signature of the party whose execution is sought to be proved, and such copies shall be as valid as the originals and as admissible as evidence of proof of the execution and terms and provisions hereof as the originals.

                          SIGNATURES ON FOLLOWING PAGE

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         IN WITNESS  WHEREOF,  the parties hereto have executed this  Employment
Agreement as of the day and year first above written.

                                   AMERICAN INFLATABLES INC.




                                    By:/s/ Jeffrey Jacobson
                                       ---------------------------------
                                       Jeffrey Jacobson, Vice President


                                    EMPLOYEE

                                    /s/ Gregg R. Mulholland
                                    ------------------------------------ (SEAL)
                                    Gregg R. Mulholland